UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 13, 2020

FRANCHISE HOLDINGS INTERNATIONAL, INC

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27631	65-0782227
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414-3120 Rutherford Rd, Vaughan, ON., L4K 0B1
(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	FNHI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Franchise Holdings International, Ltd. (the “Company”) hereby announces that it is relying the order of the Securities and Exchange Commission, Release No. 34-88318, dated March 4, 2020 for the extension of the filing deadline of its Annual Report on Form 10-K, for the year ended December 31, 2019. The outbreak and resulting effect on supply partners has resulted in various delays with respect to completing the audit in a timely manner. Customers, suppliers, and service providers have all been affected by the outbreak, resulting in delays in confirmations and correspondences.

Management believed that the additional period allowed when filing its NT-10K on 03/31/2020 would have been sufficient. Additionally, Management is aware that the filing for this exemption must have been filed by March 30th, 2020, however, due to unforeseen additional delays relating to the COVID-19 pandemic, management is now requesting the use of the exemption relating to the order of the Securities and Exchange Commission, Release No. 34-88318, dated March 4, 2020.

The Company expects the Annual Report to be filed by April 30th, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Holdings International, Ltd.

Date: April 13, 2020	/s/ Steven Rossi
	By:	Steven Rossi
	Title:	CEO

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